UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2014

Senesco Technologies, Inc.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202-206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On March 4, 2014, Senesco Technologies, Inc. issued a press release announcing the publication in the peer-reviewed journal Molecular Therapy, the official journal of the American Society for Gene & Cell Therapy, of new results from placebo-controlled, non-clinical studies of its therapeutic candidate, SNS01-T, in models of B-cell cancers that show synergy in combination with the active components of Revlimid and Velcade.

SNS01-T was taken up by a series of B-cell tumor cell lines, including multiple myeloma, where uptake was up to 5-fold higher than uptake by normal naïve B cells. Uptake into myeloma cells induced ~ 45% cell death within 24 hours, whereas there was almost no measureable death of normal naïve B cells. Treatment with SNS01-T resulted in significant dose-dependent inhibition of tumor growth in animal models of multiple myeloma, mantle cell lymphoma and diffuse large B-cell lymphoma, with up to 85-90% inhibition at the highest doses. SNS01-T at ≥ 0.18 mg/kg significantly extended the life span of treated mice. There was also a reduction in the pro-survival form of the eIF5A protein in tumor tissue, consistent with drug activity. Finally, the combination of SNS01-T and lenalidomide (the active component of Revlimid) resulted in 100% survival of mice compared to 60% (SNS01-T) and 20% (lenalidomide) survival for either drug alone. Tumors were eradicated after a single 6-week cycle of the combination in 67% of the animals, and there was no regrowth after an additional 8 weeks without further treatment. Similarly, the combination of SNS01-T and bortezomib (the active component of Velcade) inhibited tumor growth by 89% compared to 59% (SNS01-T) and 39% (bortezomib) for either drug alone.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated March 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: March 4, 2014	By:	/s/ Leslie J. Browne, Ph.D.
	Name: Title:	Leslie J. Browne, Ph.D. President and Chief Executive Officer